Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report on Form 10-K/A of PG&E National Energy Group, Inc. for the year ended December 31, 2002, I, Thomas B. King, President and Chief Executive Officer of PG&E National Energy Group, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Annual Report on Form 10-K/A of PG&E National Energy Group, Inc. for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K/A of PG&E National Energy Group, Inc. for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of PG&E National Energy Group, Inc..

/s/ THOMAS B. KING

THOMAS B. KING

President

March 12, 2003